UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Ethan Allen Drive Danbury, CT		06811
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers
Item 9.01	Financial Statements and Exhibits

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

(e) On November 14, 2006, at the Annual Meeting of Stockholders of Ethan Allen Interiors Inc. (the “Company”), the stockholders of the Company approved a proposal to amend the Company’s Amended and Restated 1992 Stock Option Plan, as amended (the “Plan”) to (i) extend until November 30, 2012, the term under which awards can be granted under the Plan, and (ii) increase the total number of shares of the Company’s Common Stock available for issuance thereunder from 5,490,597 to 6,487,867 shares. The foregoing description is qualified in its entirety by reference to the Plan, as previously filed by the Company, and the amendment approved on November 14, 2006 which is filed as Exhibit 4.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	Fourth Amendment to Amended and Restated 1992 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: November 14, 2006	By: /s/ M. Farooq Kathwari M. Farooq Kathwari Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fourth Amendment to Amended and Restated 1992 Stock Option Plan